Exhibit 3.02

BY-LAWS

OF

SERENA SOFTWARE, INC.

(hereinafter, the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Except as otherwise provided by law or by the certificate of incorporation of the Corporation (as amended or restated from time to time, the “Certificate of Incorporation”), at such meeting the stockholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by the (i) President, Secretary or Treasurer, and shall be called by any such officer at the request in writing of any member or members of the Board of Directors representing a majority of the votes entitled to be cast at a meeting of the Board of Directors or (ii) stockholders holding shares in the aggregate entitled to cast not less than 30% of the votes at a meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings. Written notice of an annual meeting of stockholders or special meeting of stockholders stating the place, date, and hour of the meeting and in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6. Voting. Any questions brought before any meeting of stockholders shall be decided by a majority vote of the number of shares entitled to vote, present in person or represented by proxy. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period.

Section 7. Action by Consent. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The number of directors that shall constitute the Board of Directors shall be not less than one (1) nor more than fifteen (15). Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors or by the stockholders. Except as provided in Section 2 of this Article III or the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 2. Vacancies. Except as otherwise provided by law or the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of all directors, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation, death or removal.

Section 3. Committees. The Board of Directors may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the General Corporation Law of the State of Delaware (the “DGCL”).

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or any one director with one (1) day’s notice to each director, either personally or by mail, telephone or facsimile transmission.

Section 6. Quorum; Board Action. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of the member or members of the Board of Directors present at any meeting at which there is a quorum and representing a majority of the votes entitled to be cast at such meeting shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Compensation. The Corporation shall reimburse the reasonable expenses incurred by members of the Board of Directors in connection with attendance at meetings of the Board of Directors and of any committee on which such member serves; provided, that the foregoing shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. Removal. Unless otherwise restricted by the Certificate of Incorporation, any stockholders agreement between the Corporation and any of its stockholders or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE V

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than by or in the Right of the Corporation. Subject to Section 4 of this Article VII, the Corporation shall, to the fullest extent permitted under the DGCL, as amended from time to time (but only to the extent such amendment permits the Corporation to provide broader indemnification rights than the DGCL prior to the adoption of such amendment), indemnify any person who was or is a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), and any appeals thereof, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 4 of this Article VII, the Corporation shall indemnify any person who was or is a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Costs; Charges and Expenses. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in the defense of any claim, issue or matter therein, that person shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by that person or on that person’s behalf in connection therewith.

Section 4. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation unless a determination is made (i) by the Board of Directors (excluding any directors who were parties to such action, suit or proceeding), even though less than a quorum, or (ii) if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that the director or officer has or has not met the applicable standards of conduct set forth in Sections 1 and 2 of this Article VII.

Section 5. Good Faith Defined. For purposes of any determination under this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of this Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or record given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 5 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be. The knowledge and/or action, or failure to act, of any other person serving the Corporation or another enterprise shall not be imputed to the director or officer for purposes of determining the right to indemnification hereunder.

Section 6. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article VII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article VII, as the case may be. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.

Section 7. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 1 and 2 of this Article VII in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in that person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined as provided elsewhere in this Article VII that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VII. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment.

Section 8. Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these By-Laws or any agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

Section 10. Meaning of “Corporation” for Purposes of Article VII. For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers , so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request for such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 11. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 12. Employee Benefit Plans. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries.

ARTICLE VIII

AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the vote of any member or members of the Board of Directors representing a majority of the votes entitled to be cast at a meeting of the entire Board of Directors.

Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term “entire Board of Directors” means the total number of the directors which the Corporation would have if there were no vacancies.